EXHIBIT 99.1

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

SERIES A CONVERTIBLE PROMISSORY NOTE

Date: January __, 2010	$50,000

FOR VALUE RECEIVED, XELR8 HOLDINGS, INC., a corporation organized under the laws of the State of Nevada (hereinafter called the “Borrower” or the “Corporation”), hereby promises to pay to the order of ____________________, a ____________________, or its registered assigns (individually, the “Holder”, and collectively with the holders of all other notes of same like and tenor, the “Holders”), the sum of Fifty Thousand Dollars and no/100’s ($50,000.00) on the Second Anniversary of the date hereof (the “Issue Date”) (the “Scheduled Maturity Date”), and to pay interest on the unpaid principal balance hereof at a rate of ten percent (10%) per annum.  Interest shall be calculated based on a 365 day year and shall be payable at the Scheduled Maturity Date.  All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America.  All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.  This Note is being issued by the Borrower along with similar convertible notes designated as the Series A Convertible Promissory Notes (the “Other Notes” and, together with this Note, the “Notes”).

ARTICLE I

PREPAYMENT

A.   Mandatory Prepayment.  Upon the occurrence of an Event of Default (as defined below), this Note shall be prepaid by the Borrower in accordance with the provisions of Article V hereof.

B.   Prepayment Without Consent.  The Company may prepay the Notes plus accrued interest in cash at any time after one year from the date hereof, without penalty, by delivering written notice to the holders of the Notes thirty (30) days prior to the prepayment date (“Notice Period”).  The holders may convert the Notes into shares of Common Stock at any time during the Notice Period in accordance with the optional conversion formula.

C.   Note Exchange.  In the event the Company issues senior secured convertible promissory notes in the principal amount of at least $1.0 million, on substantially the terms set forth on Exhibit A attached hereto (“Qualified Financing”), all principal, together with accrued interest due under the terms of this Note, shall be exchanged for such notes issued in connection with such Qualified Financing, without further action required by the parties hereto.  The Parties agree and acknowledge that, as a result of the foregoing, upon consummation of a Qualified Financing, this Note shall terminate, and shall only represent the right to convert such principal and accrued interest into such notes as shall be issued by the Company in connection with such Qualified Financing.

ARTICLE II

CERTAIN DEFINITIONS

The following terms shall have the following meanings:

A.           “Common Stock” shall mean the Common Stock of the Corporation.

B.   “Common Stock Equivalent” means (A) any security convertible, with or without consideration, into any Common Stock (including any option, warrant or other right to subscribe for or purchase such a security), (B) any security carrying any option, warrant or other right to subscribe for or purchase any Common Stock, or (C) any such option, warrant or other right.

C.           “Conversion Amount” means the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, on the Conversion Date.

D.           “Conversion Date” means (i) the 30 days after notice is given of prepayment, or (ii) in the case of an optional conversion pursuant to Section III.B, the date on which the Holder gives the Corporation written notice of its election to convert this Note, together with this Note duly endorsed for cancellation, or (iii) at the Scheduled Maturity Date.

E.           “Conversion Price” shall be $0.15, per share.

F.           “Scheduled Maturity Date”, shall be the second anniversary of the Issue Date of the Note.

ARTICLE III

CONVERSION

A.   Optional Conversion.  At any time prior to the earlier of the Scheduled Maturity Date, the Holder shall have the right to convert the unpaid principal amount hereof and any accrued interest thereon into such number of fully paid and non-assessable Conversion Securities as determining in accordance with Section III.C below.

B.   Conversion Formula.  In the case of an optional conversion, the number of Conversion Securities issuable upon conversion of this Note shall be that number of shares of Common Stock as is equal to the quotient obtained by dividing (x) the Conversion Amount by (y) the Conversion Price then in effect.

C.   Mechanics of Conversion.

(i) In the event that the Corporation provides Notice to the holder of Prepayment of the Notes, the Holder may shall provide written notice to the Corporation and shall surrender or cause to be surrendered this Note, duly endorsed, as soon as practicable thereafter to the Corporation before the expiration of the Notice Period.

(ii) In the event that the Holder desires to exercise its right to effect an optional conversion, the Holder shall provide written notice to the Corporation and shall surrender or cause to be surrendered this Note, duly endorsed, as soon as practicable thereafter to the Corporation or the transfer agent.

(iii) Upon receipt by the Corporation of a facsimile copy of this Note from the Holder in connection with either a prepayment conversion or an optional conversion, the Corporation shall immediately send, via facsimile, a confirmation to the Holder stating that this Note has been received, the date upon which the Corporation expects to deliver the Conversion Securities issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.  The Corporation shall not be obligated to issue shares of Conversion Securities upon a conversion unless either this Note is delivered to the Corporation as provided above, or the Holder notifies the Corporation that such certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Section IX.H hereof.

(iv) Upon the surrender of this Note pursuant to clause (iii) above, the Corporation shall, no later than the later of (a) the tenth business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section IX.H), issue and deliver to the Holder or its nominee the number of Conversion Securities issuable upon conversion of this Note.  The Corporation shall deliver to the Holder physical certificates representing the Conversion Securities issuable upon conversion.

(v) If any conversion of this Note would result in the issuance of a fractional Conversion Securities, the Corporation shall pay the Holder in cash the amount of the fractional shares.

ARTICLE IV

RESERVATION OF SHARES

A.           Reserved Amount.  On the Issue Date, the Corporation shall reserve shares of the authorized but unissued shares of Common Stock for issuance upon conversion of each of the Notes pursuant to Section III.A hereof and thereafter the number of authorized but unissued shares of Conversion Stock so reserved shall not be decreased and shall at all times be sufficient to provide for the conversion of each of the Notes pursuant to Article III.A hereof at the then current Conversion Price thereof.

ARTICLE V

EVENTS OF DEFAULT

A.   Events of Default.  In the event (each of the events described in clauses (i)-(vi) below after expiration of the applicable cure period (if any) being an “Event of Default”):

(i) the Corporation fails to pay in full the principal hereof, and/or the accrued and unpaid interest thereon, when due, whether at maturity, upon acceleration or otherwise;

(ii) except with respect to matters covered by subparagraph (i) above, as to which such subparagraph shall apply, the Corporation otherwise shall breach any material term hereunder.

(iii) the Corporation shall:

(a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

(b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) provided that such merger, consolidation or business combination is required to be reported by the Corporation on a Current Report on Form 8-K, or any successor form;

(c) sell or otherwise issue any securities other than Common Stock or Common Stock Equivalents;

(iv) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise  be appointed; or bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation, and if instituted against the Corporation or any subsidiary of the Corporation by a third party, shall not be dismissed within 60 days of their initiation,  then, upon the occurrence of any such Event of Default, at the option of each Holder, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Paragraph C below) to the Corporation while such Event of Default continues, the Corporation shall pay the Holders (and upon the occurrence of an Event of Default specified in subparagraphs (iv) and (v) of this Section V.A, the Corporation shall be required to pay the Holders), in satisfaction of its obligation to pay the outstanding principal amount of the Notes and accrued and unpaid interest thereon, an amount equal to the Default Amount (as defined in Section V.B below) and such Default Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which are hereby expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.  For the avoidance of doubt, the occurrence of any event described in clauses (i), (iii), (iv), (v) and (vi) above shall immediately constitute an Event of Default and there shall be no cure period.  Upon the Corporation’s receipt of any Default Notice hereunder, the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a “Default Announcement”) to all Holders of the Notes stating the date upon which the Corporation received such Default Notice and the amount of the Notes covered thereby.  Following the delivery of a Default announcement hereunder, at any time and from time to time, each Holder of the Notes may request (either orally or in writing) information from the Corporation with respect to the instant default (including, but not limited to, the aggregate principal amount outstanding of Notes covered by Default Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting Holder.

B.         Definition of Default Amount.  The “Default Amount” with respect to a Note means an amount equal to the aggregate principal amount outstanding of the Notes being paid plus all accrued and unpaid interest thereon through the payment date.

C.   Failure to Pay Default Amounts.  If the Corporation fails to pay any Holder the Default Amount with respect to any Note within five business days after its receipt of a notice requiring such repayment (a “Default Notice”), then the Holder of any Note delivering such Default Notice shall be entitled to interest on the Default Amount at a per annum rate equal to twelve percent (12%) from the date on which the Corporation receives the Default Notice until the date of payment of the Default Amount hereunder.  In the event the Corporation is not able to repay all of the outstanding Notes subject to Default Notices delivered prior to the date upon which such repayment is to be effected, the Corporation shall repay the outstanding Notes from each Holder pro rata, based on the total amounts due on the Notes at the time of repayment included by such Holder in all Default Notices delivered prior to the date upon which such repayment is to be effected relative to the total amounts due under the Notes at the time of repayment included in all of the Default Notices delivered prior to the date upon which such repayment is to be effected.

ARTICLE VI

ADJUSTMENTS TO THE CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as follows:

A.   Stock Splits, Stock Dividends, Etc.  If, at any time on or after the Issue Date, the number of outstanding shares of the Corporation’s capital stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of the Corporation’s capital stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.  In such event, the Corporation shall notify the Corporation’s transfer agent of such change on or before the effective date thereof.

B.   Adjustment Due to Merger, Consolidation, Etc.  If, at any time after the Issue Date, there shall be (i) any reclassification or change of the outstanding shares of the Corporation’s capital stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of any class or series of the Corporation’s capital stock are converted into other securities or property (each of (i) - (iv) above being a “Corporate Change”), then appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding) shall be made with respect to the rights and interests of the Holders of the Notes to the end that the economic value of the Notes are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Conversion Price and the value of the Corporation’s common stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof.  The Corporation shall not effect any Corporate Change unless (i) each Holder of the Notes has received written notice of such transaction at least 45 days prior thereto, but in no event later than 15 days prior to the record date for the determination of shareholders entitled to vote with respect thereto, (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding) the obligations of the Notes and (iii) the Corporation shall have received the prior written consent of the Holders of a majority of the principal amount of the Notes then outstanding.  The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of capital stock authorized and available for issuance upon conversion of the Notes outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

C.   Adjustment Due to Distribution.  If, at any time after the Issue Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of the Corporation’s capital stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a “Distribution”), then the Holders of the Notes shall be entitled, upon any conversion of the Notes after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of the Corporation’s capital stock issuable upon such conversion had such Holder been the holder of such shares of such stock on the record date for the determination of shareholders entitled to such Distribution.

D.   Purchase Rights.  If, at any time after the Issue Date, the Corporation issues any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase the Corporation’s capital stock or securities exercisable, convertible into or exchangeable for the Corporation’s capital stock or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class or series of the Corporation’s capital stock, then the Holders of the Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of the Corporation’s capital stock acquirable upon complete conversion of the Notes  immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Corporation’s capital stock are to be determined for the grant, issue or sale of such Purchase Rights.

E.   Adjustment in Number of Shares.  Upon each adjustment of the Conversion Price pursuant to the provisions of this Article VI, the number of shares of Conversion Stock issuable upon conversion of this Note at each such Conversion Price shall be adjusted by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Conversion Stock issuable upon conversion of this Note at such Conversion Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

F.   Additional Adjustment Provisions.  The following provisions shall be applicable to the making of adjustments in the Conversion Price and the number of Conversion Stock pursuant to this Article VI:

(i) Any obligation, agreement or undertaking to issue shares of Common Stock or Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises.

(ii) No adjustment of the Conversion Price or the number of Conversion Stock shall be made pursuant to this Article VI upon the issuance of any shares of Common Stock that are issued upon the exercise, conversion or exchange of any Common Stock Equivalents for which an adjustment has already been made pursuant to this Article VI.  Should the Net Consideration Per Share of any Common Stock Equivalents for which an adjustment has been made pursuant to this Article VI (or would have been made pursuant to this Article VI had the Net Consideration Per Share of such Common Stock Equivalents been less than the Conversion Price in effect immediately prior to the issuance or sale thereof) be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Article VI, then, upon the effectiveness of each such change, the Conversion Price and the number of Conversion Stock shall be readjusted to that which would have been obtained (A) had the adjustments made pursuant to this Article VI upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such Common Stock Equivalents, and (B) had the adjustments made to the Conversion Price and the number of Conversion Stock since the date of issuance of such Common Stock Equivalents been made to such Conversion Price and the number of Conversion Stock as adjusted pursuant to clause (A) above.

(iii) In the event any shares of Common Stock or Common Stock Equivalents are issued or sold without consideration, such shares of Common Stock or Common Stock Equivalents shall be deemed to have been issued or sold for a consideration of $0.0001 per share.

(iv) In the event that all or any part of the consideration received or paid by the Corporation in connection with any of the transactions described in this Article VI consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation in a manner reasonably acceptable to the holder of this Note.

(v) All calculations under this Article VI shall be made to the nearest 1/100th of a cent or 1/10,000th of a share of Common Stock, as the case may be.  No adjustment to the Conversion Price (and, correspondingly, to the number of Conversion Stock) shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section VI.F would require an increase or decrease of at least 1% in such Conversion Price; provided, however, that any adjustment(s) that by reason of this Section VI.F are not required to be made shall be carried forward and taken into account upon the earlier of (A) any subsequent adjustment or (B) any conversion of this Note.

(vi) Notwithstanding any other provision of this Note, no adjustment to the Conversion Price shall be made to the extent such adjustment would reduce the Conversion Price below the par value of the Common Stock.

(vii) No adjustment to the Conversion Price shall be made (A) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date; (B) upon the grant or exercise of any stock or options which may hereafter be granted to or exercised by any employee, director or consultant under any employee benefit plan of the Corporation now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose; (C) upon  exercise of the Warrants; (D) the issuance of securities in connection with strategic business partnerships or joint ventures, the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital; or (E) the issuance of securities pursuant to any equipment financing from a bank or similar financial or lending institution approved by the Board of Directors.

G.   Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI amounting to a more than 5% change in such Conversion Price, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any Holder of the Notes, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment and (ii) the Conversion Price at the time in effect.

H.   Other Action Affecting Conversion Price.  If the Corporation takes any action affecting the Conversion Stock after the date hereof that would be covered by Section VI.A through F, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Notes, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Corporation shall in good faith determine to be equitable under the circumstances.

ARTICLE VII

CONSENT RIGHTS

A.   So long as any Notes are outstanding, the Corporation shall not, in each case without first obtaining the written consent of the Holders of a majority of the then outstanding principal amount of the Notes: (i)(a) redeem, or declare or pay any dividends (whether in cash or stock), or otherwise make any distributions with respect to any class or series of capital stock of the Corporation, except for dividends and distributions payable solely in the capital stock of the Corporation, or (b) prepay any outstanding indebtedness of the Corporation, or (ii) create or sell any securities that rank senior to or pari passu with the Notes.

ARTICLE VIII

MISCELLANEOUS

A.   Failure or Indulgency Not Waiver.  No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

B.   Notices.  Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party.  The addresses for such communications shall be:

If to the Corporation:

XELR8 Holdings, Inc
480 South Holly Street
Denver, Colorado 80246
Telephone: (303) 316-8577
Facsimile:  (303) 316-4116
Attention:  Chief Executive Officer

If to the Holder, to the address set forth under such Holder’s name on the signature page hereto.  Each party shall provide notice to the other parties of any change in address or the address of any transferee of the Note.

C.   Amendment Provision.  This Note and any provision hereof may be amended only by an instrument in writing signed by the Corporation and the Holders of a majority of the then outstanding principal amount of the Notes.

D.   Assignability. This Note shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.  Notwithstanding anything to the contrary contained in this Note or the Transaction Documents, this Note may be pledged and all rights of the Holder under this Note may be assigned to any affiliate or to any other person or entity without the consent of the Corporation.

E.   Cost of Collection.  If an Event of Default occurs hereunder, the Corporation shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

F.   Governing Law; Jurisdiction.  This Note shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed in the State of Colorado.  The Corporation irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Colorado in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.  The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  The Corporation further agrees that service of process upon the Corporation mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding.  Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law.  The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

G.   Denominations.  At the request of the Holder, upon surrender of this Note, the Corporation shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as the Holder shall request.

H.   Lost or Stolen Notes.  Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Corporation shall execute and deliver a new Note of like tenor and date.

I.   Payment of Cash; Defaults.  Whenever the Corporation is required to make any cash payment to a Holder under the Notes (whether a Default Amount or upon prepayment, repayment or otherwise), such cash payment shall be made in U.S. dollars to the Holder within five business days after delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made.  If such payment is not delivered within such five business day period, such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

J.         Status as Note Holder.  Upon an Automatic Conversion Trigger Event, (i) the principal amount of the Notes (but none of the accrued and unpaid interest thereon) shall be deemed converted into shares of Conversion Stock as of the Conversion Date and (ii) the Holder’s rights as a Holder of such Notes shall cease and terminate, excepting only the right (A) to receive certificates for such shares of Conversion Stock and (B) to exercise any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of the Notes.

K.   Remedies Cumulative.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Notes and that the remedy at law for any such breach may be inadequate.  The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

L.   Business Day.  For purposes of this Note, the term “business day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by law, regulation or executive order to close.  If any payment to be made hereunder shall be stated to be or become due on a day which is not a business day, such payment shall be made on the next following business day and such extension of time shall be included in computing interest in connection with such payment.

M.   Certain Waivers.  Borrower and each endorser hereby waive presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waive all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

N.   JURY TRIAL WAIVER.  BORROWER HEREBY WAIVES, AND HOLDER BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT AND RELY UPON THIS NOTE.

O.   Severability.  If any provision of this Note shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Note.

P.   Maximum Interest Rate.  If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

XELR8 Holdings, Inc.

By: /s/  Daniel W. Rumsey
      Name:     Daniel W. Rumsey
      Title:       Interim Chief Executive Officer